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                                                                     EXHIBIT 5.1


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                 April 26, 2001


Penn Treaty American Corporation
3440 Lehigh Street
Allentown, Pennsylvania  18103

     Re:  Penn Treaty American Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Penn Treaty American Corporation, a Pennsylvania corporation ("Penn Treaty"), and are rendering this opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of: (i) unsecured senior debt securities and unsecured subordinated debt securities of Penn Treaty (the "Debt Securities"); (ii) shares of common stock, $.10 par value per share, of Penn Treaty (the "Common Stock"); (iii) shares of series preferred stock, $1.00 par value per share, of Penn Treaty (the "Preferred Stock"); and (iv) warrants of Penn Treaty to purchase any of the Debt Securities, Common Stock or Preferred Stock (the "Warrants").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto. We have also examined such corporate records and other documents and instruments, made such inquiries of officers and representatives of Penn Treaty and considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of Penn Treaty.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. Assuming that any indentures and any Debt Securities to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) an indenture in respect of the Debt Securities has been duly executed and delivered, (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in accordance with the applicable indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon

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Penn Treaty and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Penn Treaty, and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture relating to such Debt Securities and duly issued and delivered by Penn Treaty in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities or (y) upon exercise of any Warrants exercisable for Debt Securities) will constitute valid and binding obligations of Penn Treaty, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     2. When (i) the shares of Common Stock have been duly and properly authorized for issuance, and (ii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (x) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock, (y) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (z) upon the exercise of any Warrants exercisable for Common Stock), will be legally issued, fully paid and non-assessable.

     3. When (i) the Preferred Stock has been duly and properly authorized for issuance and an amendment to the Restated and Amended Articles of Incorporation of Penn Treaty classifying the Preferred Stock and setting forth the terms thereof has been filed, and (ii) the shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

     4. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon Penn Treaty and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Penn Treaty, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of Penn Treaty, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).




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     We express no opinion as to the law of any jurisdiction other than the federal law of the United States and the law of the Commonwealth of Pennsylvania.

     We hereby consent to the sole use of this opinion as an exhibit to a Current Report on Form 8-K which is incorporated by reference in the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP







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